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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

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                        FEDERATED DEPARTMENT STORES, INC.

                                       and

                                 CITIBANK, N.A.

                                     Trustee


                       THIRD SUPPLEMENTAL TRUST INDENTURE

                           Dated as of March 24, 1999

                           Supplementing that certain

                                    INDENTURE

                         Dated as of September 10, 1997


                    Authorizing the Issuance and Delivery of

                                Senior Securities

            consisting of $350,000,000 aggregate principal amount of

                           6.30% Senior Notes Due 2009

                                       and

            consisting of $400,000,000 aggregate principal amount of

                        6.90% Senior Debentures Due 2029



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                                TABLE OF CONTENTS


                                                                                               Page
RECITALS .........................................................................................2

ARTICLE I.  CERTAIN DEFINITIONS ..................................................................3
         Section 1.1.  Certain Definitions .......................................................3

ARTICLE II.  ISSUANCE OF THE SECURITIES .........................................................11
         Section 2.1.  Form of Securities; Issuance of Initial Securities .......................11
         Section 2.2.  Execution; Authentication and Delivery of Securities .....................12
         Section 2.3.  Transfer and Exchange ....................................................13
         Section 2.4.  Certificated Securities ..................................................16
         Section 2.5.  Voting and Consent Rights ................................................17

ARTICLE III.  CERTAIN COVENANTS .................................................................17
         Section 3.1.  Liens. ...................................................................17
         Section 3.2.  Sale and Leaseback Transactions ..........................................17
         Section 3.3.  Permitting Unrestricted Subsidiaries to Become Restricted Subsidiaries ...18
         Section 3.4.  Payment Office ...........................................................19

ARTICLE IV. ADDITIONAL EVENTS OF DEFAULT ........................................................19
         Section 4.1.  Additional Events of Default .............................................19

ARTICLE V. DEFEASANCE ...........................................................................20
         Section 5.1.  Applicability of Article V of the Indenture ..............................20

ARTICLE VI. REDEMPTION OF SECURITIES ............................................................20
         Section 6.1.  Right of Redemption ......................................................20

ARTICLE VII. MISCELLANEOUS ......................................................................21
         Section 7.1.  Reference to and Effect on the Indenture .................................21
         Section 7.2.  Waiver of Certain Covenants ..............................................21
         Section 7.3.  Supplemental Indenture May be Executed In Counterparts ...................21
         Section 7.4.  Effect of Headings .......................................................21


[Form of Face of Initial Securities] .................................................... Exhibit A

[Form of Reverse of Initial Securities] ................................................. Exhibit A

[Form of Face of Exchange Securities/ Private Exchange Securities] ...................... Exhibit B

[Form of Reverse of Exchange Securities/ Private Exchange Securities] ................... Exhibit B


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            THIRD SUPPLEMENTAL INDENTURE, dated as of March 24, 1999, between
Federated Department Stores, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and Citibank, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of September 10, 1997, between the Company and the Trustee (the "Indenture").

                                    RECITALS

            A. The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness to be issued in one or more series as provided for in the Indenture.

            B. The Indenture provides that the securities of each series issued thereunder shall be in substantially the form set forth in the Indenture, or in such other form as may be established by or pursuant to a Board Resolution or in one or more indentures supplemental thereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently therewith, be determined by the officers executing such securities, as evidenced by their execution thereof.

            C. The Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, (1) securities denominated "6.30% Senior Notes Due 2009" (the "Senior Notes") and "6.90% Senior Debentures Due 2029" (the "Senior Debentures" and, together with the Senior Notes, the "Initial Securities"), and (2), if and when issued in exchange for Initial Securities as provided in the Registration Rights Agreement (as hereinafter defined in this Supplemental Indenture), securities denominated "6.30% Series B Senior Notes Due 2009" (the "Exchange Notes") and "6.90% Series B Senior Debentures Due 2029" (the "Exchange Debentures" and, together with the Exchange Notes, the "Exchange Securities") and (3) if and when issued in exchange for Initial Securities pursuant to a private exchange as provided in the Registration Rights Agreement, securities denominated "6.30% Series C Senior Notes Due 2009" (the "Private Exchange Notes") and "6.90% Series C Senior Debentures Due 2029" (the "Private Exchange Debentures" and, together with the Private Exchange Notes, the "Private Exchange Securities" and, together with the Initial Securities and the Exchange Securities, the "Securities") pursuant to the terms of this Supplemental Indenture and substantially in the form provided below, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.


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                                                                               2

            D. All acts and things necessary to make the Securities, when the Securities have been executed by the Company and authenticated by the Trustee and delivered as provided in the Indenture and this Supplemental Indenture, the valid, binding, and legal obligations of the Company and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution and delivery by the Company of the Indenture and this Supplemental Indenture and the issue hereunder of the Securities have in all respects been duly authorized; and the Company, in the exercise of legal right and power in it vested, has executed and delivered the Indenture and is executing and delivering this Supplemental Indenture and proposes to make, execute, issue, and deliver the Securities.



             NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

            In order to declare the terms and conditions upon which the Securities are authenticated, issued, and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:


                         ARTICLE I. CERTAIN DEFINITIONS.

SECTION 1.1. CERTAIN DEFINITIONS.

            The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this
Section 1.1. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All other terms used in this Supplemental Indenture that are defined in the Indenture or the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Indenture or the Trust Indenture Act, as the case may be, as in force at the date of this Supplemental Indenture as originally executed.

            "Additional Interest" has the meaning provided in the Registration Rights Agreement.

            "Agent Members" has the meaning provided in Section 2.1(d).

            "Bank Facilities" means the financing provided to the Company by certain financial institutions pursuant to (i) the Five-Year Credit Agreement, pursuant to which such financial institutions have provided the Company with a $1,500,000,000 revolving loan facility and (ii) the 364-Day Credit Agreement, pursuant to which such financial institutions have provided the Company with a $500,000,000 revolving loan facility, with Citibank N.A., as administrative agent and paying agent, The Chase Manhattan Bank as administrative agent, BankBoston, N.A. as syndication agent, and Bank of America National Trust & Savings Association, as documentation agent, as the same may be amended, supplemented, or otherwise modified from time to time.

            "Cash Equivalent" means: (a) obligations issued or unconditionally guaranteed as to principal and interest by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America; (b) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued by a depository institution or trust company or a wholly owned Subsidiary or branch office of any depository institution or trust company, provided that (i) such depository institution or trust company has, at the time of the Company's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, capital, surplus, or undivided profits (as of the date of such institution's most recently published financial statements) in excess of $100.0 million and (ii) the commercial paper of such depository institution or trust company, at the time of the Company's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, is rated at least A1 by S&P or P-1 by Moody's;
(c) debt obligations (including, but not limited to, commercial paper and medium term notes) issued or unconditionally guaranteed as to principal and interest by any corporation, state, or municipal government or agency or instrumentality thereof, or foreign sovereignty, if the commercial paper of such corporation, state, or municipal government or foreign sovereignty, at the time of the Company's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, is rated at least A1 by S&P or P-1 by Moody's; (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described above entered into with a depository institution or trust company meeting the qualifications described in clause (b) above; and (e) Investments in money market or mutual funds that invest predominantly in Cash Equivalents of the type described in clauses (a), (b),
(c), and (d) above; provided, however, that, in the case of clauses (a) through
(c) above, each such Investment has a maturity of one year or less from the date of acquisition thereof.

            "Consolidated Net Tangible Assets" means total assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses, and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

            "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns.

            "Exchange Debentures" has the meaning provided in the recitals hereto.

            "Exchange Notes" has the meaning provided in the recitals hereto.

            "Exchange Securities" has the meaning provided in the recitals hereto.

            "Existing Indebtedness" means all Indebtedness under or evidenced by: (a) the Securities; (b) the Company's 7% Senior Debentures Due 2028; (c)
the Company's "6 1/8% Term Enhanced Remarketable Securities(SM)"; (d) the Company's 6.79% Senior Debentures Due 2027; (e)
the Company's 10% Senior Notes Due 2001; (f) the Company's 8.125% Senior Notes Due 2002; (g) the Company 8 1/2% Senior Notes due 2003; (h) the Company's 7.45% Senior Debentures due 2017; (i) Fingerhut's 7.375% Senior Notes due 1999; (j) the outstanding principal amount of notes issued pursuant to the Mortgage Note Agreement, between Macy's Primary Real Estate, Inc. and Federated Noteholding Corporation; (k) the outstanding principal amount of notes issued pursuant to the Loan Agreement among Lazarus PA, Inc., PNC Bank Ohio, National Association, as agent, and the financial institutions party thereto; (l) Capital Lease Obligations of the Company and the Restricted Subsidiaries existing on the date of issuance of the Initial Securities; and (m) the other secured Indebtedness of the Company or secured or unsecured Indebtedness of the Restricted Subsidiaries existing on the date of the issuance of the Initial Securities.

            "Fingerhut" means Fingerhut Companies, Inc.

            "Global Securities" has the meaning provided in Section 2.1(c).

            "Initial Purchasers" means Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., Chase Securities Inc., NationsBanc Montgomery Securities LLC and PNC Capital Markets, Inc.

            "Initial Securities" has the meaning provided in the recitals hereto.

            "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any capital stock, bonds, notes, debentures, or other securities or evidences of Indebtedness issued by any other Person. The amount of any Investment shall be the original cost thereof, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, write-ups, write-downs, or write-offs with respect to such Investment.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including without limitation any conditional sale, deferred purchase price, or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

            "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

            "Notice" means, with respect to an Offer to Purchase, a written notice stating:

            (a) the Section of this Supplemental Indenture pursuant to which such Offer to Purchase is being made;


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                                                                               5

            (b) the applicable Purchase Amount (including, if less than all the Securities, the calculation thereof pursuant to the Section hereof requiring such Offer to Purchase);

            (c) the applicable Purchase Date;

            (d) the purchase price to be paid by the Company for each $1,000 principal amount at maturity of Securities accepted for payment (as specified in this Supplemental Indenture);

            (e) that the Holder of any Security may tender for purchase by the Company all or any portion of such Security equal to $1,000 principal amount or any integral multiple thereof;

            (f) the place or places where Securities are to be surrendered for tender pursuant to such Offer to Purchase;

            (g) that any Security not tendered or tendered but not purchased by the Company pursuant to such Offer to Purchase shall continue to accrue interest as set forth in such Security and this Supplemental Indenture;

            (h) that on the Purchase Date the purchase price shall become due and payable upon each Security (or portion thereof) selected for purchase pursuant to such Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

            (i) that each Holder electing to tender a Security pursuant to such Offer to Purchase shall be required to surrender such Security at the place or places specified in the Notice prior to the close of business on the fifth Business Day prior to the Purchase Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing);

            (j) that (i) if Securities (or portions thereof) in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to such Offer to Purchase, the Company shall purchase all such Securities and (ii) if Securities in an aggregate principal amount in excess of the Purchase Amount are duly tendered and not withdrawn pursuant to such Offer to Purchase, (A) the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount and (B) the particular Securities (or portions thereof) to be purchased shall be selected by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for purchase of portions (equal to $1,000 or an integral multiple of $1,000) of the principal amount of Securities of a denomination larger than $1,000;

            (k) that, in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Security of any authorized denomination as requested by such Holder in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered; and

            (l) any other information required by applicable law to be included therein.

            "Offer to Purchase" means an offer to purchase Securities pursuant to and in accordance with a Notice, in the aggregate Purchase Amount, on the Purchase Date, and at the purchase price specified in such Notice (as determined pursuant to this Supplemental Indenture). Any Offer to Purchase shall remain open from the time of mailing of the Notice until the Purchase Date, and shall be governed by and effected in accordance with, and the Company and the Trustee shall perform their respective obligations specified in, the Notice for such Offer to Purchase.

            "Permitted Liens" means: (a) Liens (other than Liens on inventory) securing (A) Existing Indebtedness; (B) Indebtedness under the Bank Facilities in an aggregate principal amount at any one time not to exceed $2,800.0 million, less (i) principal payments actually made by the Company on any term loan facility under such Bank Facilities (other than principal payments made in connection with or pursuant to a refinancing of the Bank Facilities in compliance with clause (a)(I) below) and (ii) any amounts by which any revolving credit facility commitments under the Bank Facilities are permanently reduced (other than permanent reductions made in connection with or pursuant to a refinancing of the Bank Facilities in compliance with clause (a)(I) below) except that under no circumstances shall the total allowable indebtedness under this clause (a)(B) be less than $1,250.0 million (subject to increase from and after the date hereof at a rate, compounded annually, equal to 3% per annum) if incurred for the purpose of providing the Company and its Subsidiaries with working capital, including without limitation, bankers' acceptances, letters of credit, and similar assurances of payment whether as part of the Bank Facilities or otherwise; (C) Indebtedness existing as of the date of the initial issuance of Securities of any Subsidiary of the Company engaged primarily in the business of owning or leasing real property; (D) Indebtedness incurred for the purpose of financing store construction and remodeling or other capital expenditures; (E) Indebtedness in respect of the deferred purchase price of property or arising under any conditional sale or other title retention agreement; (F) Indebtedness of a Person acquired by the Company or a Subsidiary of the Company at the time of such acquisition; (G) to the extent deemed to be "Indebtedness," obligations under swap agreements, cap agreements, collar agreements, insurance arrangements, or any other agreement or arrangement, in each case designed to provide protection against fluctuations in interest rates, the cost of currency or the cost of goods (other than inventory); (H) other Indebtedness in outstanding amounts not to exceed, in the aggregate, the greater of $750.0 million and 12.5% of Consolidated Net Tangible Assets of the Company and the Restricted Subsidiaries at any particular time; and (I) Indebtedness incurred in connection with any extension, renewal, refinancing, replacement, or refunding (including successive extensions, renewals, refinancings, replacements, or refundings), in whole or in part, of any Indebtedness of the Company or the Restricted Subsidiaries; provided, however, that the principal amount of the Indebtedness so incurred does not exceed the sum of the principal amount of the Indebtedness so extended, renewed, refinanced, replaced, or refunded, plus all interest accrued thereon and all related fees and expenses (including any payments made in connection with procuring any required lender or similar consents); (b) Liens incurred and pledges and deposits made in the ordinary course of business in connection with liability insurance, workers' compensation, unemployment insurance, old-age pensions, and other social security benefits other than in respect of employee benefit plans subject to the Employee

Retirement Income Security Act of 1974, as amended; (c) Liens securing performance, surety, and appeal bonds and other obligations of like nature incurred in the ordinary course of business; (d) Liens on goods and documents securing trade letters of credit; (e) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, and vendor's Liens, incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings; (f) Liens securing the payment of taxes, assessments, and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been established on the books of the relevant Person in conformity with GAAP;
(g) zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions, or restrictions on the use of any parcel of property that are routinely granted in real estate transactions or do not interfere in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries or the value of such property for the purpose of such business; (h) Liens on property existing at the time such property is acquired; (i) purchase money Liens upon or in any property acquired or held in the ordinary course of business to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property;
(j) Liens on the assets of any Subsidiary of the Company at the time such Subsidiary is acquired; (k) Liens with respect to obligations in outstanding amounts not to exceed $100.0 million at any particular time and that (i) are not incurred in connection with the borrowing of money or obtaining advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate interfere in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries; and (l) without limiting the ability of the Company or any Restricted Subsidiary to create, incur, assume, or suffer to exist any Lien otherwise permitted under any of the foregoing clauses, any extension, renewal, or replacement, in whole or in part, of any Lien described in the foregoing clauses; provided, however, that any such extension, renewal, or replacement Lien is limited to the property or assets covered by the Lien extended, renewed, or replaced or substitute property or assets, the value of which is determined by the Board of Directors of the Company to be not materially greater than the value of the property or assets for which the substitute property or assets are substituted.

            "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial allotment, a like aggregate principal amount of Private Exchange Securities.

            "Private Exchange Debentures" has the meaning provided in the recitals hereto.

            "Private Exchange Notes" has the meaning provided in the recitals hereto.

            "Private Exchange Securities" has the meaning provided in the recitals hereto.

            "Purchase Agreement" means the Purchase Agreement dated March 18, 1999, among the Company and the Initial Purchasers.

            "Purchase Amount" means the aggregate outstanding principal amount of the Securities required to be offered to be purchased by the Company pursuant to an Offer to Purchase.

            "Purchase Date" means, with respect to any Offer to Purchase, a date specified by the Company in such Offer to Purchase not less than 30 calendar days or more than 60 calendar days after the date of the mailing of the Notice of such Offer to Purchase (or such other time period as is necessary for the Offer to Purchase to remain open for a sufficient period of time to comply with applicable securities laws).

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities.

            "Registration Rights Agreement" means the Registration Rights Agreement dated March 18, 1999, among the Company and the Initial Purchasers.

            "Registration Statement" has the meaning provided in the Registration Rights Agreement.

            "Regulation S" means Regulation S under the Securities Act.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Rule 144A" means rule 144A under the Securities Act.

            "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

            "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement with any bank, insurance company, or other lender or investor or to which such lender or investor is a party providing for the leasing pursuant to a Capital Lease by such Person or any Subsidiary of such Person of any property or asset of such Person or such Subsidiary which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

            "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Custodian" means the custodian with respect to the Global Securities (as appointed by the Depositary), or any successor person thereto, and shall initially be the Trustee.

            "Senior Indebtedness" means any Indebtedness of the Company or its Subsidiaries other than Subordinated Indebtedness.

            "Senior Debentures" has the meaning provided in the recitals hereto.

            "Senior Notes" has the meaning provided in the recitals hereto.

            "Shelf Registration Statement" has the meaning provided in the Registration Rights Agreement.

            "Significant Subsidiary" means any Subsidiary of the Company which accounts for (a) 10.0% or more of the total consolidated assets of the Company and its Subsidiaries as of any date of determination or (b) 10.0% or more of the total consolidated revenues of the Company and its Subsidiaries for the most recently concluded fiscal quarter.

            "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Securities.

            "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

            "Unrestricted Subsidiary" means (a) FDS National Bank, FACS Group, Inc., Federated Credit Holdings Corporation, Prime Credit Card Master Trust (to the extent that it is deemed to be a Subsidiary of the Company), Prime Credit Card Master Trust II (to the extent it is deemed to be a Subsidiary of the Company), Prime Receivables Corporation, Prime II Receivables Corporation, Seven Hills Funding Corporation, Ridge Capital Trust II (to the extent that it is deemed to be a Subsidiary of the Company), Macy Financial, Inc., R.H. Macy Overseas Finance, N.V., Macy Credit Corp., Macy's Data and Credit Services Corp., Fingerhut Receivables, Inc., PCP Receivables Corp., Fingerhut Master Trust (to the extent it is deemed to be a Subsidiary of the Company), Fingerhut National Bank, PCP Master Trust (to the extent it is deemed to be a Subsidiary of the Company) and Fingerhut Funding Co. (b) any Subsidiary of the Company the primary business of which consists of, and is restricted by the charter, partnership agreement, or similar organizational document of such Subsidiary to, financing operations on behalf of the Company and its Subsidiaries, and/or purchasing accounts receivable or direct or indirect interests therein, and/or making loans secured by accounts receivable or direct or indirect interests therein (and business related to the foregoing), or which is otherwise primarily engaged in, and restricted by its charter, partnership agreement, or similar organizational document to, the business of a finance company (and business related thereto), which, in accordance with the provisions of this Supplemental Indenture, has been designated by Board Resolution as an Unrestricted Subsidiary, in each case unless and until any of the Subsidiaries of the Company referred to in the foregoing clauses (a) and (b) is, in accordance with the provisions of this Supplemental Indenture, designated by a Board Resolution as a Restricted Subsidiary, and (c) any Subsidiary of the Company of which, in the case of a corporation, more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency), or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests, is at the time directly or indirectly owned or controlled by one or more Unrestricted Subsidiaries and the primary business of which consists of, and is restricted by the charter, partnership agreement, or similar organizational document of such Subsidiary to, financing operations on behalf of the Company and its Subsidiaries, and/or purchasing accounts receivable or direct or indirect interests therein, and/or making loans secured by accounts receivable or direct or indirect interests therein (and business related to the foregoing), or which is otherwise primarily engaged in, and restricted by its charter, partnership agreement or similar organizational document to, the business of a finance company (and business related thereto).



                     ARTICLE II. ISSUANCE OF THE SECURITIES.

SECTION 2.1. FORM OF SECURITIES; ISSUANCE OF INITIAL SECURITIES.

            (a) Form of Securities. Certain provisions relating to the Initial Securities, the Exchange Securities and the Private Exchange Securities are set forth in Exhibits A and B to this Supplemental Indenture, which are hereby incorporated in and expressly made a part of this Supplemental Indenture. The Initial Securities and the related Trustee's certificate of authentication shall be substantially in the form of Exhibit A to this Supplemental Indenture, which is hereby incorporated in and expressly made a part of this Supplemental Indenture. The Exchange Securities, the Private Exchange Securities and the related Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Supplemental Indenture. Subject to the foregoing, certificates representing Securities may reflect such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture and this Supplemental Indenture, and such letters, numbers, or other marks of identification and such legends or endorsements as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

            (b) Issuance of Initial Securities. The Initial Securities are being issued and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement.

                The Senior Notes shall be issued in the aggregate principal amount of $350,000,000 and shall mature on April 1, 2009. The Senior Debentures shall be issued in the aggregate principal amount of $400,000,000 and shall mature on April 1, 2029.

            (c) Global Securities. Initial Securities offered and sold to a QIB in reliance on Rule 144A or in reliance on Regulation S, in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit A hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

            (d) Book-Entry Provisions. This Section 2.1(d) shall apply only to a Global Security deposited with or on behalf of the Depositary.

                The Company shall execute and the Trustee shall, in accordance with this Section 2.1(d), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

                Members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

            (e) Certificated Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

SECTION 2.2. EXECUTION; AUTHENTICATION AND DELIVERY OF SECURITIES.

            (a) The Securities will be executed on behalf of the Company by the Chairman or any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President of the Company and attested by the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

            (b) The Trustee shall authenticate and deliver: (1) Senior Notes for original issue in an aggregate principal amount of U.S. $350,000,000; (2) Senior Debentures for original issue in an aggregate principal amount of U.S. $400,000,000; (3) Exchange Notes and, if applicable, Private Exchange Notes for issue in exchange for a like principal amount of Senior Notes upon the consummation of a Registered Exchange Offer and, if applicable, a Private Exchange pursuant to the Registration Rights Agreement; and (4) Exchange Debentures and, if applicable, Private Exchange Debentures in exchange for a like principal amount of Senior Debentures upon the consummation of a Registered Exchange Offer and, if applicable, a Private Exchange pursuant to the Registration Rights Agreement; in each case upon a written order of the Company, as specified in Section 2.2(a) above. Such order shall specify (1) the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated, (2) whether the Securities are to be Initial Securities, Exchange Securities, or Private Exchange Securities, and (3) delivery instructions for such Securities, including applicable CUSIP numbers.

SECTION 2.3. TRANSFER AND EXCHANGE.

            (a) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture and this Supplemental Indenture (including all applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. The transferor of a beneficial interest in a Global Security shall deliver to the Security Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant accounts of the Depositary to be debited and credited with such beneficial interest in the Global Security in connection with such transfer. The Security Registrar shall, in accordance with such instructions, instruct the Depositary to debit the participant account specified in such instructions from which such beneficial interest in the Global Security is to be transferred and to credit the participant account specified in such instructions to which such beneficial interest in the Global Security is to be transferred.

                 (ii) Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                 (iii) In the event that a Global Security representing Transfer Restricted Securities is exchanged for certificated Securities in definitive registered form pursuant to Section 2.4 of this Supplemental Indenture or Section 2.06 of the Indenture, such Transfer Restricted Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth in Exhibit A intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may
     be) and such other procedures as may from time to time be adopted by the Company.

            (b) Legend.

                 (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each certificate evidencing Securities shall bear a legend in substantially the following form:

                  "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                 (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                 (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Securities or such Private Exchange Securities will cease to apply, the requirements requiring such Initial Securities or such Private Exchange Securities issued to certain Holders be issued in global form will cease to apply, and certificated Initial Securities or Private Exchange Securities that do not bear the legend set forth above will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Securities or Private Exchange Securities or directions to transfer such Holder's interest in the Global Security, as applicable.

                 (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, the requirements of Section 2.1(c) that Initial Securities issued to certain Holders be issued in global form will cease to apply and, subject to the provisions of Section 2.4(a) of this Supplemental Indenture, certificated Initial Securities that bear the legend set forth above will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form that do not bear the legend set forth above will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                 (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, the requirements of Section 2.1(c) that Initial Securities issued to certain Holders be issued in global form will still apply, and Private Exchange Securities in global form that bear the legend set forth above will be available to Holders that exchange such Initial Securities in such Private Exchange.

            (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Securities Custodian for such Global Security to reflect such reduction.

            (d) Obligations with Respect to Transfers and Exchanges of
     Securities.

                 (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Security Registrar's or any co-registrar's request.

                 (ii) No service charge shall be made for any registration of transfer or exchange (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to
     Section 2.05 of the Indenture).

                 (iii) The Security Registrar or co-Security Registrar shall not be required to register the transfer of or exchange of (A) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or (B) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem such Securities or 15 Business Days before an interest payment date.

                 (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Security Registrar or any co-Security Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of Principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Security Registrar or any co-Security Registrar shall be affected by notice to the contrary.

                 (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under this Supplemental Indenture and the Indenture as the Securities surrendered upon such transfer or exchange.

            (e) No Obligation of the Trustee.

                 (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the written order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                 (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture, this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture and the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.4. CERTIFICATED SECURITIES.

            (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable and such transfers shall be registerable.

            (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit A hereto.

            (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under the Indenture or the Securities.

            (d) In the event of the occurrence of any of the events specified in
Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

SECTION 2.5. VOTING AND CONSENT RIGHTS

            (a) The Senior Notes, the Exchange Notes and the Private Exchange Notes shall constitute a single series of securities (as such term is defined in the Indenture) and shall vote and consent together on all matters as one series and none of the Senior Notes, the Exchange Notes or the Private Exchange Notes shall have the right to vote or consent as a class or series separate from one another on any matter, and (b) the Senior Debentures, the Exchange Debentures and the Private Exchange Debentures shall constitute a single series of securities (as such term is defined in the Indenture) and shall vote and consent together on all matters as one series and none of the Senior Debentures, the Exchange Debentures or the Private Exchange Debentures will have the right to vote or consent as a class or series separate from one another on any matter.


                         ARTICLE III. CERTAIN COVENANTS.

            The following covenants shall be applicable to the Company for so long as any of the Securities are Outstanding. Nothing in this paragraph will, however, affect the Company's rights or obligations under any other provision of the Indenture or this Supplemental Indenture.

SECTION 3.1. LIENS.

            The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume, or suffer to exist any Liens upon any of their respective assets, other than Permitted Liens, unless the Securities are secured by an equal and ratable Lien on the same assets.

SECTION 3.2. SALE AND LEASEBACK TRANSACTIONS.

            The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless the net cash proceeds therefrom are applied as follows: to the extent that the aggregate amount of net cash proceeds (net of all legal, title, and recording tax expenses, commissions, and other fees and expenses incurred, and all federal, state, provincial, foreign, and local or other taxes and reserves required to be accrued as a liability, as a consequence of such Sale and Leaseback Transaction, net of all payments made on any Indebtedness that is secured by the assets subject to such Sale and Leaseback Transaction in accordance with the terms of any Liens upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Sale and Leaseback Transaction or by applicable law be repaid out of the proceeds from such Sale and Leaseback Transaction, and net of all distributions and other payments made to minority interest holders in Subsidiaries or joint ventures as a result of such Sale and Leaseback Transaction) from such Sale and Leaseback Transaction that shall not have been reinvested in the business of the Company or its Subsidiaries or used to reduce Senior Indebtedness of the Company or its Subsidiaries within 12 months of the receipt of such proceeds (with Cash Equivalents being deemed to be proceeds upon receipt of such Cash Equivalents and cash payments under promissory notes secured by letters of credit or similar assurances of payment issued by commercial banks of recognized standing being deemed to be proceeds upon receipt of such payments) shall exceed $100.0 million ("Excess Sale Proceeds") from time to time, the Company shall offer to repurchase pursuant to an Offer to Purchase Securities with such Excess Sale Proceeds (on a pro rata basis with any other Senior Indebtedness of the Company or its Subsidiaries required by the terms of such Indebtedness to be repurchased with such Excess Sale Proceeds, based on the principal amount of such Senior Indebtedness required to be repurchased) at 100% of principal amount, plus accrued and unpaid interest, and to pay related costs and expenses. Such Offer to Purchase shall be made by mailing a Notice to the Trustee and to each Holder at the address appearing in the Security Register, by first class mail, postage prepaid, by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, on a date selected by the Company not later than 12 months from the date such Offer to Purchase is required to be made pursuant to the immediately preceding sentence. To the extent that the aggregate purchase price for Securities or other Senior Indebtedness tendered pursuant to such offer to repurchase is less than the aggregate purchase price offered in such offer, an amount of Excess Sale Proceeds equal to such shortfall shall cease to be Excess Sale Proceeds and may thereafter be used for general corporate purposes. On the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer to Purchase in an aggregate principal amount equal to the Purchase Amount (selected by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for purchase of portions (equal to $1,000 or an integral multiple of $1,000) of the principal amount of Securities of a denomination larger than $1,000), (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted, and (iii) deliver to the Trustee Securities so accepted. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of each Security surrendered.

            Election of the Offer to Purchase by a Holder shall (unless otherwise provided by law) be irrevocable. The payment of accrued interest as part of any repurchase price on any

Purchase Date shall be subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to such Purchase Date.

            If an Offer to Purchase Securities is made, the Company shall comply with all tender offer rules, including but not limited to Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such Offer to Purchase.

SECTION 3.3. PERMITTING UNRESTRICTED SUBSIDIARIES TO BECOME RESTRICTED SUBSIDIARIES .

            The Company shall not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless such Subsidiary is otherwise in compliance with all provisions of the Indenture and this Supplemental Indenture that apply to Restricted Subsidiaries.

SECTION 3.4. PAYMENT OFFICE.

            The Company shall cause a Payment Office for the Securities to be maintained at all times in New York, New York.


                    ARTICLE IV. ADDITIONAL EVENTS OF DEFAULT.

SECTION 4.1. ADDITIONAL EVENTS OF DEFAULT.

            In addition to the Events of Default set forth in the Indenture, the term "Event of Default," whenever used in the Indenture or this Supplemental Indenture with respect to a series of the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it may be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

            (a) the failure to redeem such Securities when required pursuant to the terms and conditions thereof or to pay the repurchase price for such Securities to be repurchased in accordance with Section 3.2 of this Supplemental Indenture;

            (b) any nonpayment at maturity or other default under any agreement or instrument relating to any other Indebtedness of the Company or any Restricted Subsidiary (the unpaid principal amount of which is not less than $100.0 million), and, in any such case, such default (i) continues beyond any period of grace provided with respect thereto and (ii) results in such Indebtedness becoming due prior to its stated maturity or occurs at the final maturity of such Indebtedness; provided, however, that, subject to the provisions of Section 9.01 and 8.08 of the Indenture, the Trustee shall not be deemed to have knowledge of such nonpayment or other default unless either (1) a Responsible Officer of the Trustee has actual knowledge of nonpayment or other default or (2) the Trustee has received written notice thereof from the Company, from any Holder, from the holder of any such Indebtedness or from the trustee under the agreement or instrument, relating to such Indebtedness;

            (c) the entry of one or more final judgments or orders for the payment of money against the Company or any Restricted Subsidiary, which judgments and orders create a liability of $100.0 million or more in excess of insured amounts and have not been stayed (by appeal or otherwise), vacated, discharged, or otherwise satisfied within 60 calendar days of the entry of such judgments and orders; and

            (d) Events of Default of the type and subject to the conditions set forth in clauses (vi) and (vii) of Section 8.01(a) of the Indenture in respect of any Significant Subsidiary or, in related events, any group of Subsidiaries which, if considered in the aggregate, would be a Significant Subsidiary of the Company.


                             ARTICLE V. DEFEASANCE.

SECTION 5.1. APPLICABILITY OF ARTICLE V OF THE INDENTURE.

            (a) The Securities of each series shall be subject to Defeasance and Covenant Defeasance as provided in Article V of the Indenture; provided, however, that no Defeasance or Covenant Defeasance shall be effective unless and until:

                   (i) there shall have been delivered to the Trustee the opinion of a nationally recognized independent public accounting firm certifying the sufficiency of the amount of the moneys, U.S. Government Obligations, or a combination thereof, placed on deposit to pay, without regard to any reinvestment, the principal of and any premium and interest on such Securities on the Stated Maturity thereof or on any earlier date on which such Securities shall be subject to redemption;

                   (ii) there shall have been delivered to the Trustee the certificate of a Responsible Officer of the Company certifying, on behalf of the Company, to the effect that such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any agreement to which the Company is a party or violate any law to which the Company is subject; and

                   (iii) No Event of Default or event that (after notice or lapse of time or both) would become an Event of Default shall have occurred and be continuing at the time of such deposit or, with regard to any Event of Default or any such event specified in Sections 8.01(a)(vi) and (vii) of the Indenture, at any time on or prior to the 124th calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 124th calendar day).

            (b) Upon the exercise of the option provided in Section 5.01 of the Indenture to have Section 5.03 of the Indenture applied to the Outstanding Securities of either series, in addition to the obligations from which the Company shall be released specified in the Indenture, the Company shall be released from its obligations under Article III hereof with respect to such Securities.

                      ARTICLE VI. REDEMPTION OF SECURITIES.

SECTION 6.1. RIGHT OF REDEMPTION.

            The Securities may be redeemed by the Company in accordance with provisions of the applicable form of Securities attached hereto.


                           ARTICLE VII. MISCELLANEOUS.

SECTION 7.1. REFERENCE TO AND EFFECT ON THE INDENTURE.

            This Supplemental Indenture shall be construed as supplemental to the Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. Except as set forth herein, the Indenture heretofore executed and delivered is hereby
(i) incorporated by reference in this Supplemental Indenture and (ii) ratified, approved, and confirmed.

SECTION 7.2. WAIVER OF CERTAIN COVENANTS.

            The Company may omit in any particular instance to comply with any term, provision, or condition set forth in Article III hereof with respect to the Securities of either series if the Holders of a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision, or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition shall remain in full force and effect.

SECTION 7.3. SUPPLEMENTAL INDENTURE MAY BE EXECUTED IN COUNTERPARTS.

            This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 7.4. EFFECT OF HEADINGS.

            The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[Seal]
                                     FEDERATED DEPARTMENT STORES, INC.


                                     By:    /s/ Karen Hoguet
                                        -----------------------------------
                                     Name:  Karen M. Hoguet
                                     Title: Senior Vice President, CFO
                                            and Treasurer


Attest:


       /s/ Susan P. Storer
-----------------------------------
Name:  Susan P. Storer
Title: OVP and Assistant Treasurer



                                     CITIBANK, N.A.,
                                     as Trustee


                                     By:    /s/ R. Duma
                                        -----------------------------------
                                     Name:  R. Duma
                                     Title: Senior Trust Officer


Attest:


       /s/ Nancy Forte
-----------------------------------
Name:  Nancy Forte
Title: Trust Officer

STATE OF OHIO           )
                        ) ss.:
COUNTY OF HAMILTON      )


            On this 22nd day of March, 1999, before me personally came Karen Hoguet, to me known, who, being by me duly sworn, did depose and say that he/she is a Senior Vice President/CFO of FEDERATED DEPARTMENT STORES, INC., one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            /s/ Jason C. Bruewer
                                            --------------------------------
                                            Notary Public

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )


            On this 23rd day of March, 1999, before me personally came R. Duma, to me known, who, being by me duly sworn, did depose and say that he/she is a Senior Trust Officer of CITIBANK, N.A., one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            /s/ Jeffry Berger
                                            --------------------------------
                                            Notary Public

                                                                       EXHIBIT A



                      [FORM OF FACE OF INITIAL SECURITIES]

                           [Global Securities Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(iii)

PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                        Federated Department Stores, Inc.

No. __                                           Principal Amount $_____________

                                                             CUSIP NO. _________

                          [6.30% Senior Note Due 2009]
                        [6.90% Senior Debenture Due 2029]


            Federated Department Stores, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of ________________________ Dollars on April 1, [2009] [2029].

            Interest Payment Dates: April 1 and October 1.

            Record Dates: March 15 and September 15.

            Additional provisions of this Security are set forth on the other side of this Security.


Dated:  _______ __, ____            FEDERATED DEPARTMENT STORES, INC.


        By:
           ---------------------------------------------------------------------

        Attest:
               -----------------------------------------------------------------

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

Dated:  ________ __, ____

CITIBANK, N.A.
  as Trustee, certifies that
  this is one of the Securities
  referred to in the Indenture,
  as supplemented by the
  Supplemental Indenture
  related to these Securities.


By:
   ----------------------------------
  Authorized Signatory

                  [FORM OF REVERSE SIDE OF INITIAL SECURITIES]

                              (Reverse of Security)


                          [6.30% Senior Note Due 2009]
                        [6.90% Senior Debenture Due 2029]


1.    Interest

            Federated Department Stores, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $ on April 1, [2009] [2029] and to pay interest thereon from March 24, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 1 and October 1 of each year, commencing on October 1, 1999 at the rate per annum shown above, until the principal hereof is paid or made available for payment; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional cash interest will accrue on this Security at a rate of 0.50% per annum (regardless of the number of Registration Defaults) from and including the date on which any such Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the date on which all Registration Defaults have been cured. Such interest is calculated on the principal amount of this Security as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to this Security. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in said Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

2.    Method of Payment

            Subject in the case of any Global Security to any applicable requirements of the Depositary, the payment of the principal of and any such interest on this Security shall be made at the office or agency of the Company maintained for the purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register.


3.    Indenture

            This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of September 10, 1997 (herein called the "Indenture"), between the Company and Citibank, N.A. as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to [$350,000,000] [$400,000,000].

            The Securities are senior unsecured obligations of the Company. The Initial Securities issued on the Closing Date and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single series for all purposes under the Indenture.

4.    Redemption

      The Securities are redeemable in whole or in part, at the option of the Company at any time and from time to time, on not less than 30 or more than 60 days' prior notice mailed to the Holders of the Securities, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [20][25] basis points, together in either case with accrued interest on the principal amount being redeemed to the Redemption Date.

            "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

            "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

            "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., Chase Securities Inc., NationsBanc Montgomery Securities LLC and PNC Capital Markets, Inc. and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified form time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

            "Remaining Scheduled Payments" means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption, except that, if such Redemption Date is not an interest payment date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to such Redemption Date.

            On and after any Redemption Date, interest will cease to accrue on the Securities or any portion thereof called for redemption. Prior to any Redemption Date, the Company shall deposit with a paying agent money sufficient to pay the Redemption Price of and accrued interest on the Securities to be redeemed on such date. If less than all the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

                                                                               4
5.    Registration Rights; Holders' Compliance

            The Company is party to a Registration Rights Agreement, dated as of March 18, 1999, among the Company, Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., Chase Securities Inc., NationsBanc Montgomery Securities LLC and PNC Capital Markets, Inc. pursuant to which it is obligated to pay Additional Interest upon the occurrence of certain Registration Defaults (as defined therein).

            Each Holder of a Security, by acceptance, hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.


6.    Amendment, Waiver

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

7.    Defaults and Remedies

            This Security is subject to the provisions of the Indenture which provide for defeasance at any time of (a) the entire indebtedness of this Security or (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

            If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

            As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request, and offer of indemnity. The foregoing shall apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

8.    Obligation Absolute

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

9.    Denominations; Transfer; Exchange

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

            The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

10.    Persons Deemed Owners

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

            Unless this Security is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange, or payment, and any Security issued upon registration of transfer of, or in exchange for or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL because the registered owner hereof, Cede & Co., has an interest herein.

11.    Defined Terms

            All terms used in this Security that are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

          To assign this Security, fill in the form below:

          I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint     agent to transfer this Security on the
         books of the Company.  The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:  ____________________         Your Signature: ___________________

Signature Guarantee:  ______________________________
(Signature must be guaranteed)

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with their terms:

CHECK ONE BOX BELOW:

         (1) [ ] to the Company; or

         (2) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

         (3) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (5) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.


Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                          ------------------------------
                                                     Signature
Signature Guarantee:

-------------------------          ------------------------------
                                                     Signature
Signature must be guaranteed

------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.


            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:
       ----------------     --------------------------------
                            NOTICE:     To be executed by
                                        an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]


              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


            The following increases or decreases in this Global Security have been made:

                                                                   Principal Amount of      Signature of
                 Amount of decrease in    Amount of increase in    this Global Security     authorized officer of
Date of          Principal Amount of      Principal Amount of      following such           Trustee or Securities
Exchange         this Global Security     this Global Security     decrease or increase     Custodian

                      [OPTION OF HOLDER TO ELECT PURCHASE]

            If you want to elect to have this Security purchased by the Company pursuant to Section 3.2 of the Third Supplemental Indenture; check the box:

                                      [ ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.2 of the Third Supplemental Indenture, state the amount in principal amount: $


Date:                               Your Signature:
       --------------------                         -------------------

Signature Guarantee:  ______________________________
(Signature must be guaranteed)

                                                                       EXHIBIT B

                 [FORM OF FACE OF EXCHANGE SECURITY [OR PRIVATE
                               EXCHANGE SECURITY]]
*
**

                        Federated Department Stores, Inc.


No. __                                           Principal Amount $_____________

                                                             CUSIP NO. _________

                          [6.30% Senior Note Due 2009]
                        [6.90% Senior Debenture Due 2029]


            Federated Department Stores, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of ________________________ Dollars on April 1, [2009] [2029].

            Interest Payment Dates: April 1 and October 1.

            Record Dates: March 15 and September 15.

            Additional provisions of this Security are set forth on the other side of this Security.


Dated:  _______ __, ____               FEDERATED DEPARTMENT STORES, INC.


                                       By:
                                          --------------------------------------




--------------------

* [If the Security is to be issued in global form add the Global Securities Legend from Exhibit A and the attachment from such Exhibit A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

** [If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit A and replace the Assignment Form with that included in such Exhibit A.]

                                             Attest:
                                                    ----------------------------

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

Dated:  _______ __, ____

CITIBANK, N.A.
  as Trustee, certifies that
  this is one of the Securities
  referred to in the Indenture,
  as supplemented by the
  Supplemental Indenture
  related to these Securities.



By:
   --------------------------------
  Authorized Signatory

                 [FORM OF REVERSE SIDE OF EXCHANGE SECURITY [OR
                           PRIVATE EXCHANGE SECURITY]]


                           [__% Senior Note Due 2009]
                         [__% Senior Debenture Due 2029]



1.    Interest

            Federated Department Stores, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $ on April 1, [2009] [2029] and to pay interest thereon from March 24, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 1 and October 1 of each year, commencing on October 1, 1999 at the rate per annum shown above, until the principal hereof is paid or made available for payment [; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional cash interest will accrue on this Security at a rate of 0.50% per annum (regardless of the number of Registration Defaults) from and including the date on which any such Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the date on which all Registration Defaults have been cured. Such interest is calculated on the principal amount of this Security as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to this Security. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default.]***

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in said Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.


------------------------------

*** Insert only on Private Exchange Security prior to satisfaction of all registration obligations with respect to such Private Exchange Security.

2.    Method of Payment

            Subject in the case of any Global Security to any applicable requirements of the Depositary, the payment of the principal of and any such interest on this Security shall be made at the office or agency of the Company maintained for the purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register.


3.    Indenture

            This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of September 10, 1997 (herein called the "Indenture"), between the Company and Citibank, N.A. as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to [$350,000,000] [$400,000,000].

            The Securities are senior unsecured obligations of the Company. The Initial Securities issued on the Closing Date and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single series for all purposes under the Indenture.

4.    Redemption

            The Securities are redeemable in whole or in part, at the option of the Company at any time and from time to time, on not less than 30 or more than 60 days' prior notice mailed to the Holders of the Securities, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [20][25] basis points, together in either case with accrued interest on the principal amount being redeemed to the Redemption Date.

            "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

            "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

            "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., Chase Securities Inc., NationsBanc Montgomery Securities LLC and PNC Capital Markets, Inc. and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified form time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

            "Remaining Scheduled Payments" means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption, except that, if such Redemption Date is not an interest payment date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to such Redemption Date.

            On and after any Redemption Date, interest will cease to accrue on the Securities or any portion thereof called for redemption. Prior to any Redemption Date, the Company shall deposit with a paying agent money sufficient to pay the Redemption Price of and accrued interest on the Securities to be redeemed on such date. If less than all the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

5.    Registration Rights; Holders' Compliance****

            The Company is party to a Registration Rights Agreement, dated as of March 18, 1999, among the Company, Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., Chase Securities Inc., NationsBanc Montgomery Securities LLC and PNC Capital Markets, Inc. pursuant to which it is obligated to pay Additional Interest upon the occurrence of certain Registration Defaults (as defined therein).

            Each Holder of a Security, by acceptance, hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.


6.    Amendment, Waiver

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

7.    Defaults and Remedies

            This Security is subject to the provisions of the Indenture which provides defeasance at any time of (a) the entire indebtedness of this Security or (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

            If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

            As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall


---------------------------

**** If all registration obligations with respect to the applicable Exchange Securities or Private Exchange Securities have been satisfied, this Section 5 shall be deleted.

have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request, and offer of indemnity. The foregoing shall apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.


8.    Obligations Absolute

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place, and rate, and in the coin or currency, herein provided.


9.    Denominations; Transfer; Exchange

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amounts shall be issued to the designated transferee or transferees.

            The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

10.    Persons Deemed Owners

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

            Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or is exchange for or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL because the registered owner hereof, Cede & Co., has an interest herein.

11.    Defined Terms

            All terms used in this Security that are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint      agent to transfer this Security on the
         books of the Company.  The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                               Your Signature:
       --------------------                         -------------------

Signature Guarantee:  ______________________________
(Signature must be guaranteed)


Sign exactly as your name appears on the other side of this Security.

[Include the following if it is a Private Exchange Security:]

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with their terms:

CHECK ONE BOX BELOW:

         (1) [ ] to the Company; or

         (2) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

         (3) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (5) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                          ------------------------------
                                                     Signature

Signature Guarantee:

-------------------------  ------------------------------
                                             Signature

Signature must be guaranteed

---------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.


            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:
       ----------------             -------------------------------------
                                        NOTICE:  To be executed by
                                                 an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]


              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


            The following increases or decreases in this Global Security have been made:


                                                                   Principal Amount of      Signature of
                 Amount of decrease in    Amount of increase in    this Global Security     authorized officer of
Date of          Principal Amount of      Principal Amount of      following such           Trustee or Securities
Exchange         this Global Security     this Global Security     decrease or increase     Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 3.2 of the Third supplemental Indenture; check the box:

                                      [ ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.2 of the Third Supplemental Indenture, state the amount in principal amount: $


Date:                               Your Signature:
       --------------------                         -------------------

Signature Guarantee:  ______________________________
(Signature must be guaranteed)